    THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES FILED UNDER THE ACT, OR AN EXEMPTION FROM REGISTRATION, AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH LAWS ARE COMPLIED WITH.



VOID AFTER 3:30 P.M., EASTERN TIME, ON        2002



                                REPRESENTATIVE'S
                               WARRANT TO PURCHASE
                                  COMMON STOCK

                           WESTSTAR ENVIRONMENTAL INC.


This is to Certify That, FOR VALUE RECEIVED, Westport Resources Investment Services, Inc. (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Weststar Environmental Inc.. ("Company"), a Florida corporation, at any time on or after 1998, and not later than 3:30 p.m., Eastern
Time, on           , 2002 ,100,000 shares of common stock of the Company
("Securities") exercisable at a purchase price for the Securities which is 145% of the public offering price. The number of Securities to be received upon the exercise of this Warrant and the price to be paid for the Securities may be adjusted from time to time as hereinafter set forth. The purchase price of a Security in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is or may be one of a series of Warrants identical in form issued by the Company to purchase an aggregate of 100,000 shares of common stock. The Securities, as adjusted from time to time, underlying the Warrants are hereinafter sometimes referred to as "Warrant Securities". The Securities issuable upon the exercise hereof are in all respects identical to the securities being purchased by the Underwriter for resale to the public pursuant to the terms and conditions of the Underwriting Agreement entered into on this date between the Company and Holder.

(a) Exercise of Warrant. Subject to the provisions of Section (g) hereof, this Warrant may be exercised in whole or in part at anytime or from time to time on
or after           , 1998, but not later than 3:30 p.m., Eastern Time on
         , 2002, or if          , 2002 is a day on which banking institutions
are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of common stock as specified in such Form, together with all federal and state taxes applicable upon such exercise. The Company agrees to provide notice to the Holder that any tender offer is being made for the Securities no later than the day the Company becomes aware that any tender offer is being made for the Securities. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the securities purchasable hereunder along with any additional Redeemable Warrants not exercised. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the total Exercise Price, the Holder shall be deemed to be the holder of record of the Securities issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Securities shall not then be actually delivered to the Holder.

    (b) Reservation of Securities. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of Securities as shall be required for issuance or delivery upon exercise of this Warrant. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Securities upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Securities issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the common stock issued to the public in connection herewith may then be listed and/or quoted on he American Stock Exchange or on NASDAQ Small Cap Marketplace or any other exchange.

    (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

    (1) If the Securities are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the common stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

    (2) If the Securities are not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System (or, if not so quoted on NASDAQ or by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or

    (3) If the Securities are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

    (d) Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Securities purchasable hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated until after one year from the effective date of the registration statement except that it may be (i) assigned in whole or in part to the officers of the "Underwriter(s)", and
(ii)transferred to any successor to the business of the "Underwriter(s)." Any such assignment shall be made by surrender of this Warrant to the Company, or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in-such instrument of assignment, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

    (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

    (f) Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend exclusive of a cash dividend, or make any distribution upon the common stock or (ii) if the Company shall offer to the holders of common stock for subscription or purchase by them any shares of stock of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of common stock of record shall be entitled to exchange their common stock for equivalent securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      (g) Adjustment of Exercise Price and Number of y Shares Deliverable.

    (A)(i) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, issue any common stock as a stock dividend to the holders of common stock, or subdivide or combine the outstanding common stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein call a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price of the common stock issuable upon the exercise of the Warrant and the Redeemable Warrant in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares, and (b) the consideration, if any, received by the Company upon such issuance, subdivision or combination by (ii) the total number of shares of common stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding common stock.

    For the purposes of any adjustment to be made in accordance with this Section (g) the following provisions shall be applicable:

    (I) Common stock issuable by way of dividend or other distribution on any capital stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

    (II) The number of shares of common stock at any one time outstanding shall not be deemed to include the number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

    (ii) Upon each adjustment of the Exercise Price pursuant to this Section
(g), the number of shares of common stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of common stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

    (B) In case of any reclassification or change of outstanding Securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation other than a merger with a "Subsidiary" (which shall mean any corporation or corporations, as the case may be, of which capital stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time capital stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries) or by the Company and one or more Subsidiaries in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the principal office of the Company a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section
(g)(A). The above provisions of this Section (g)(B) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

    (C) Irrespective of any adjustments or changes in the Exercise Price or the number of Securities purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant hereto, continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder as expressed in the Warrant Certificates when the same were originally issued.

    (D) After each adjustment of the Exercise Price pursuant to this Section
(g), the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of Securities purchasable upon exercise of each Warrant, after such adjustment, and (iii' a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate in the Company's minute books and cause a brief summary thereof to be sent by ordinary first class mail to each Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

    (E) No adjustment of the Exercise Price shall be made as a result of or in connection with the issuance or sale of Securities if the amount of said adjustment shall be less than $.10, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.10. In addition, Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

    (F) In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend consisting solely of shares of Common Stock or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the Securities or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section (g).

    (G) Notwithstanding any other provision in this Agreement the Company shall include such Underwriter's Warrants in the Registration Statement relating to this offering and shall keep such Registration Statement current at least until the expiration of the Underwriter's warrants or shall bear all of the costs of a new registration statement in the event the Underwriter's Warrants are to be exercised.

    (h) Continuing Effect of Agreement. The Company's agreements with respect to the Warrant Securities in this Warrant will continue in effect regardless of the exercise or surrender of this Warrant.

     (i) Notices. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder, addressed to him or sent to, Westport Resources Investment Services, Inc., or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to Weststar Environmental Inc., 9550 Regency Square Boulevard, Jacksonville, Florida 32225. The Company may change its address by written notice to Westport Resources Investment Services, Inc.

    (j) Limited Transferability. This Warrant Certificate and the Warrant may not be sold, transferred, assigned or hypothecated for a one-year period after the effective date of the Registration Statement except to underwriters of the Offering referred to in the Underwriting Agreement or to individuals who are either partners or officers of such an underwriter or by will or by operation of law. The Warrant may be divided or combined, upon request to the Company by the Warrant holder, into a certificate or certificates evidencing the same aggregate number of Warrants. The Warrant may not be offered, sold, transferred, pledged or hypothecated in the absence of any effective registration statement as to such Warrant filed under the Act, or an exemption from the requirement of such registration, and compliance with the applicable federal and state securities laws. The Company may require an opinion of counsel satisfactory to the Company that such registration is not required and that such laws are complied with. The Company may treat the registered holder of this Warrant as he or it appears on the Company's book at any time as the Holder for all purposes. The Company shall permit the Holder or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.

    (k) Transfer to Comply With the Securities Act of 1933. The Company may cause the following legend, or one similar thereto, to be set forth on the Warrants and on each certificate representing Warrant Securities, or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Sections (h) or (i) hereof; unless counsel satisfactory to the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:

    "The warrants represented by this certificate are restricted securities and may not be offered for sale, sold OR otherwise transferred unless an opinion of counsel satisfactory to the Company is obtained stating that such offer , sale or transfer is in compliance wrath state and federal securities law.

(l) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without giving effect to conflict of law principles.

(m) Assignability. This Warrant may not be amended except in a writing signed by each Holder and the Company.

(n) Survival of Indemnification Provisions. The indemnification provisions of this Warrant shall survive until , 2005



                                                 Weststar Environmental Inc.



                                                 By
                                                   -----------------------------
                                                   Michael Ricks, President
Date:
      -------------------------


Attest:




----------------------------------------
                           , Secretary

                                  PURCHASE FORM



                                             Dated _____________________ 19_____


    The undersigned hereby irrevocably elects to exercise the Warrant to the
extent of purchasing Shares and hereby makes payment of $          in payment of
the actual exercise price thereof.



                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES



Name  _________________________________________________________________________
         (please typewrite or print in block letters)


Address _______________________________________________________________________


Signature _____________________________________________________________________


                                 ASSIGNMENT FORM


FOR VALUE RECEIVED, ___________________________________________________________
hereby sells, assigns and transfers unto

Name __________________________________________________________________________
         (please typewrite or print in block letters)


Address _______________________________________________________________________

the right to purchase common stock as represented by this Warrant to the extent to which such right is exercisable and does hereby irrevocably constitute and appoint , attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Signature _____________________________________________________________________


Dated: _____________________ 19___